                                                                   Exhibit 23.04


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in Registration statements No. 333-24483, 333-46482, 33-62198 and 33-57223 of Cardinal Health, Inc. on
Form S-3, Registration Statement No. 333-74761 of Cardinal Health, Inc. on Form S-4 and in Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537, No. 33-52539, No. 33-63283-01, No.
33-64337, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01, No.
333-21631-02, No. 333-30889-01, No. 333-56655-01, No., 333-72727, No.
333-71727, No. 333-91849, No. 333-90417, No. 333-90423, No. 333-90415, No.
333-92841, No. 333-68819-01, No. 333-38198, No. 333-38190, No. 333-38192,
333-56006, 333-56008, 333-56010 and 333-53394 of Cardinal Health, Inc. on Form
S-8 of our report dated July 29, 1999, relating to the Allegiance Corporation consolidated financial statements, which appears in this Cardinal Health, Inc. Current Report on Form 8-K/A. We also consent to the incorporation by reference of our report dated July 29, 1999 relating to the financial statement schedules, which appears in this Form 8-K/A.




PricewaterhouseCoopers LLP

Chicago, Illinois
June 6, 2001